UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2011

CONVERGYS CORPORATION

(Exact name of registrant as specified in its charter)

1-4379

(Commission File Number)

Ohio	31-1598292
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

201 East Fourth Street, Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 723-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 21, 2011, Convergys Corporation (“Convergys”) amended its existing lease arrangement relating to an office complex that it occupies in Orlando, Florida (the “Amendment”). Convergys leases the property pursuant to an Amended and Restated Participation Agreement dated as of June 30, 2010 (as amended, the “Participation Agreement”) by and among Convergys, the subsidiaries of Convergys party thereto from time to time as guarantors, Wachovia Development Corporation, the various banks and other lending institutions party thereto from time to time, and Wells Fargo Bank, National Association.

The primary purpose of the Amendment was to conform the definitions, affirmative covenants and negative covenants in the Participation Agreement with those contained in the credit agreement that Convergys entered into on March 11, 2011 and to add as additional guarantors the subsidiaries of Convergys listed in the next sentence, each of whom also guarantees Convergys’ obligations under the credit agreement. The additional guaranteeing Convergys subsidiaries, all of whom are domestic subsidiaries and each of whom entered into a joinder agreement dated as of April 21, 2011, are: Asset Ohio Fourth Street LLC, Brite Voice Systems, Inc., Convergys Cellular Systems Company, Convergys Customer Management Group Canada Holding Inc., Convergys Customer Management International Inc., and Convergys Finance Corp.

Convergys and its subsidiaries have other relationships, including cash management services and foreign exchange services, with some of the parties to the Participation Agreement. In addition, Convergys has a $125 million asset securitization facility with Wachovia Bank, National Association (a division of Wells Fargo Bank, National Association) and The Bank of Nova Scotia, one of the lenders to the Participation Agreement. The securitization facility is more fully described in Note 7 to Convergys’ Consolidated Financial Statements included in Convergys’ Form 10-K for the year ended December 31, 2010.

A copy of the Amendment is filed as Exhibit 10.1 hereto and the form of joinder agreement is filed as Exhibit 10.2 hereto. The foregoing summary of the Amendment and joinder agreement is qualified in its entirety by reference to the full text of the Amendment and joinder agreement, which are incorporated herein by reference. A summary of the credit agreement is contained in Convergys’ Current Report on Form 8-K, date of Report March 11, 2011, and the credit agreement was filed as an exhibit thereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01, above, is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1.	Amendment No. 1 to Certain Operative Agreements, dated as of April 21, 2011, by and among Convergys Corporation, the Guarantors, Wachovia Development Corporation, the various banks and other lending institutions party thereto as lenders, and Wells Fargo Bank, National Association.

10.2	Form of Joinder Agreement, dated as of April 21, 2011, by and among Asset Ohio Fourth Street LLC, Brite Voice Systems, Inc., Convergys Cellular Systems Company, Convergys Customer Management Group Canada Holding Inc., Convergys Customer Management International Inc., and Convergys Finance Corp. as Subsidiary Guarantors, Convergys Corporation as Lessee, and Wells Fargo Bank, National Association, as Agent. Each of the Subsidiary Guarantors executed a Joinder Agreement identical in all material respects to the copy filed herewith except as to the Subsidiary Guarantor party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION

By:	/s/ Julia A. Houston
Julia A. Houston
Senior Vice President, General Counsel
and Secretary

Date: April 27, 2011

Exhibit Index

Exhibit No.	Exhibit

10.1.	Amendment No. 1 to Certain Operative Agreements, dated as of April 21, 2011, by and among Convergys Corporation, the Guarantors, Wachovia Development Corporation, the various banks and other lending institutions party thereto as lenders, and Wells Fargo Bank, National Association.

10.2	Form of Joinder Agreement, dated as of April 21, 2011, by and among Asset Ohio Fourth Street LLC, Brite Voice Systems, Inc., Convergys Cellular Systems Company, Convergys Customer Management Group Canada Holding Inc., Convergys Customer Management International Inc., and Convergys Finance Corp. as Subsidiary Guarantors, Convergys Corporation as Lessee, and Wells Fargo Bank, National Association, as Agent. Each of the Subsidiary Guarantors executed a Joinder Agreement identical in all material respects to the copy filed herewith except as to the Subsidiary Guarantor party thereto.

5